UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

MID PENN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Union Street, Millersburg, Pennsylvania	17061
(Address of principal executive offices)	(Zip Code)

(717) 692.2133

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 26, 2008, Mid Penn Bank (the “Bank”), a wholly owned subsidiary of Mid Penn Bancorp, Inc. (the “Company”), entered into a Severance Agreement with Alan W. Dakey. The Severance Agreement relates to the resignation effective October 29, 2008 of Mr. Dakey as a Director, President and Chief Executive Officer of the Company and as Chairman of the Board, President and Chief Executive Officer of the Bank. The resignation of Mr. Dakey was previously disclosed in a Current Report on Form 8-K filed on October 30, 2008.

The Severance Agreement provides, among other things, that for twenty-four (24) months after October 29, 2008, and in lieu of any benefits or payments otherwise provided under his Employment Agreement, the Bank will:

(a)	continue to pay to Mr. Dakey his current base cash compensation without regard to any elective deferral or salary reduction plan or program of the Bank, on the normal payroll schedule of the Bank and subject to applicable withholdings; and

(b)	maintain (and Mr. Dakey shall remain a participant in) all group medical, life insurance and health-and-accident plans and arrangements currently provided to Mr. Dakey by the Bank, provided that if his continued participation is barred for any reason, Mr. Dakey shall be entitled to be paid a monthly amount equal to the monthly contributions, payments, premiums, credits or allocations that would otherwise have been made by the Bank to or on behalf of Mr. Dakey with respect to the plans or arrangements from which his participation is barred, provided that the Bank first uses its best efforts to obtain and pay for equivalent individual coverage for Mr. Dakey.

In the Severance Agreement, Mr. Dakey agreed to not, directly or indirectly, within the marketing area of the Bank, compete with the Bank in the business of banking or any banking or trust related business, during the 24-month period of salary and benefit continuation.

The Severance Agreement also provides that it is intended to resolve all obligations of the parties under, and to supersede, Mr. Dakey’s Employment Agreement.

The foregoing is a brief description only of the material terms of the Severance Agreement and is qualified by the Severance Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement

The Severance Agreement described in Item 1.01 is intended to resolve all rights and obligations of Mr. Dakey and the Bank under an Employment Agreement between Mr. Dakey and the Bank dated August 31, 2007 and to supersede that agreement. Please refer to Item 1.01, which is incorporated herein by reference, for a brief description of the material terms of the Severance Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Severance Agreement dated as of November 26, 2008 between Mid Penn Bank and Alan W. Dakey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

MID PENN BANCORP, INC.
(Registrant)

Dated: December 1, 2008	/s/ Kevin W. Laudenslager
Kevin W. Laudenslager
Vice President and Treasurer

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